EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-187385 and No. 333-202739) and on Form S-8 (No. 333-197880) of Anworth Mortgage Asset Corporation of our reports dated February 26, 2016, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Anworth Mortgage Asset Corporation for the year ended December 31, 2015.

/s/ McGladrey LLP

Seattle, Washington

February 26, 2016